                                                                    EXHIBIT 3.1



                                   APPENDIX B

                                WARRANT AGREEMENT

               AGREEMENT, dated as of _________________ 2000 among Microsulis Medical Corporation (formerly named AccuMed International, Inc.), a Delaware corporation (the "Company"), and the persons named on Schedule 1 (the "Warrantholders").


                               W I T N E S S E T H

               WHEREAS, pursuant to the Agreement and Plan of Merger dated November 16, 1999 and amended December 16, 1999, December 21, 1999, and December 22, 1999 among the Company, AccuMed Acquisition Subsidiary, Inc. and Microsulis Corporation (the "Merger Agreement"), the Company is required to issue to the Warrantholders warrants (the "Warrants") to purchase an aggregate of up to 3,014,646 shares (the "Warrant Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), each Warrant exercisable to purchase one share of the Common Stock;

               NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company, and the holders of certificates representing the Warrants, the parties hereto agree as follows:

               SECTION 1. Definitions. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

               (a) "Common Stock" shall mean common stock of the Company, whether now or hereafter authorized, which has the right to participate in the distributions of earnings and assets of the Company without limit as to amount or percentage, which at the date hereof consists of 50,000,000 authorized shares of Common Stock, par value $.01 per share.

               (b) "Corporate Office" shall mean the office of the Company at which at any particular time its principal business shall be administered, which office is located at the date hereof at 920 North Franklin Street, Suite 402, Chicago, Illinois 60610.

               (c) "Exercise Date" shall mean, as to any Warrant, the date on which the Company shall have received both (a) the Warrant Certificate representing such Warrant, with the exercise form thereon properly completed and duly executed by the Registered Holder thereof or its attorney duly authorized in writing, and (b) payment in cash, or by official bank or



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certified check made payable to the Company, of an amount in lawful money of the
United States of America equal to the applicable Purchase Price.

               (d) "Initial Warrant Exercise Date" shall mean _____________,
2000.

               (e) "Market Price" shall mean (i) the average closing bid price of the Common Stock, for twenty (20) consecutive trading days ending on the Calculation Date as reported by Nasdaq, if the Common Stock is traded on the Nasdaq SmallCap Market, or (ii) the average last reported sales price of the Common Stock, for twenty (20) consecutive trading days ending on the Calculation Date, as reported by the primary exchange on which the Common Stock is traded, if the Common Stock is traded on a national securities exchange, or by Nasdaq, if the Common Stock is traded on the Nasdaq National Market.

               (f) "Purchase Price" shall mean the purchase price to be paid upon exercise of each Warrant in accordance with the terms hereof, which price shall be $6.75 per share subject to adjustment from time to time pursuant to the provisions of Section 8 hereof.

               (g) "Redemption Price" shall mean the price at which the Company may, at its option in accordance with the terms hereof, redeem the Warrants which price shall be $0.25 per Warrant.

               (h) "Registered Holder" shall mean the person in whose name any certificate representing applicable Warrants shall be registered on the books maintained by the Company.

               (i) "Registerable Securities" shall have the meaning set forth in
Section 10.1.

               (j) "Transfer Agent" shall mean First Chicago Trust Company of New York, as the Company's transfer agent for the Common Stock, or its authorized successor, as such.

               (k) "Warrant Expiration Date" shall mean 5:00 P.M. (New York time) on _______________, 2005, or such earlier date as the Warrants shall be redeemed; provided that if either of such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 P.M. (New York time) on the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

               SECTION 2. Warrants and Issuance of Warrant Certificates.



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               (a) A Warrant shall initially entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase one share of Common Stock upon the exercise thereof, in accordance with the terms hereof, subject to modification and adjustment as provided in Section 8.

               (b) From time to time, up to the Warrant Expiration Date, the Company shall execute and deliver stock certificates in required whole number denominations representing up to an aggregate of 3,014,646 shares of Common Stock, subject to adjustment as described herein, upon the exercise of Warrants in accordance with this Agreement.

               (c) From time to time, up to the Warrant Expiration Date, the Company shall execute and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued except (i) those initially issued hereunder, (ii) those issued on or after the Initial Warrant Exercise Date, upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised Warrants held by the exercising Registered Holder, (iii) those issued upon any transfer or exchange pursuant to Section 6; (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7; and (v) at the option of the Company, in such form as may be approved by the its Board of Directors, to reflect (a) any adjustment or change in the Purchase Price or Target Price (as defined in Section 9) or the number of shares of Common Stock purchasable upon exercise of the Warrants, made pursuant to Section 8 hereof and (b) other modifications approved by Warrantholders in accordance with Section 17 hereof.

               SECTION 3. Form and Execution of Warrant Certificates. (a) The Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed, engraved or typed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or to conform to usage. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates) and issued in registered form. Warrants shall be numbered serially with the letter W.



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               (b) Warrant Certificates shall be executed on behalf of the
Company by its Chairman of the Board, Chief Executive Officer or Chief Financial Officer and by its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before the date of issuance of the Warrant Certificates and issue and delivery thereof, such Warrant Certificates may nevertheless be issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company. After execution by the Company, Warrant Certificates shall be delivered to the Registered Holder.

               SECTION 4. Exercise.

               (a) Each Warrant may be exercised by the Registered Holder thereof at any time on or after the Initial Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder upon exercise thereof as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date the Company shall deposit the proceeds received from the exercise of a Warrant, and promptly after clearance of checks received in payment of the Purchase Price pursuant to such Warrants, cause to be issued and delivered by the Transfer Agent, to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise, (plus a certificate for any remaining unexercised Warrants of the Registered Holder).

               SECTION 5. Reservation of Shares; Listing; Payment of Taxes; etc.
(a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants and payment of the Purchase Price pursuant to the terms hereof shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than those which the Company shall promptly pay or discharge).



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               (b) The Company will use reasonable efforts to obtain appropriate approvals or registrations (in such states as requested in writing by or on behalf of any Warrantholders) under state "blue sky" securities laws or compliance with exemption requirements (if such exemptions are not self executing) with respect to the exercise of the Warrants; provided, however, that the Company shall not be obligated to file any general consent to service of process or qualify as a foreign corporation in any jurisdiction. With respect to any such securities laws, however, Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

               (c) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance, or delivery of any shares upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless (i) the person requesting the same has paid to the Company the amount of transfer taxes or charges incident thereto, if any and (ii) the Registered Holder has provided documentation satisfactory to the Company's counsel that such issuance is not in violation of applicable Federal and state securities laws.

               SECTION 6. Exchange and Registration of Transfer.

               Subject to the restrictions on transfer contained in the Warrant Certificates and the [Stockholders Agreement (the "Stockholders Agreement")] between the Company and certain of the initial Warrantholders:

               (a) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants of the same class or may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Company at its Corporate Office, and upon satisfaction of the terms and provisions hereof, the Company shall execute, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

               (b) The Company shall keep at its office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the



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transfer thereof in accordance with its regular practice. Upon due presentment for registration of transfer of any Warrant Certificate at its Corporate Office, the Company shall execute, issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

               (c) With respect to all Warrant Certificates presented for registration of transfer, or for exchange or exercise, the subscription form on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company, duly executed by the Registered Holder or its attorney-in-fact duly authorized in writing provided to the Company.

               (d) The Company may require payment by such Registered Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

               (e) All Warrant Certificates surrendered for exercise or for exchange in case of mutilated Warrant Certificates shall be promptly cancelled by the Company and thereafter retained by the Company until termination of this Agreement or, with the prior written consent of Registered Holder be disposed of or destroyed.

               (f) Prior to due presentment for registration of transfer thereof, the Company may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company for all purposes and shall not be affected by any notice to the contrary.

               SECTION 7. Loss or Mutilation. Upon receipt by the Company of evidence satisfactory to it of the ownership of and loss, theft, destruction or mutilation of any Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to the Company, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and (in the absence of notice to the Company that the Warrant Certificate has been acquired by a bonafide purchaser) and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

               SECTION 8. Adjustment of Exercise Price and Number



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                     of Shares of Common Stock or Warrants.

               (a) Subject to the exceptions referred to in Section 8(g) below, in the event the Company shall, at any time or from time to time after the date hereof, sell any shares of Common Stock for a consideration per share less than the Market Price per share of the Common Stock on the date of the sale or issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such sale, issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Purchase Price in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent) determined by multiplying the Purchase Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received (determined as provided in subsection 8(f)(F) below), if any, for the issuance of such additional shares would purchase at the Market Price per share of Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

               Upon each adjustment of the Purchase Price pursuant to this
Section 8, the total number of shares of Common Stock purchasable upon the exercise of each Warrant shall (subject to the provisions contained in Section 8(b) hereof) be such number of shares (calculated to the nearest tenth) purchasable at the Purchase Price immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Purchase Price in effect immediately after such adjustment.

               (b) The Company may elect, upon any adjustment of the Purchase Price hereunder, to adjust the number of Warrants outstanding, in lieu of the adjustment in the number of shares of Common Stock purchasable upon the exercise of each Warrant as hereinabove provided, so that each Warrant outstanding after such adjustment shall represent the right to purchase one share of Common Stock. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest tenth) determined by multiplying the number one by a fraction, the numerator of which



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shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Purchase Price in effect immediately after such adjustment. Upon each adjustment of the number of Warrants pursuant to this
Section 8, the Company shall, as promptly as practicable, cause to be distributed to each Registered Holder of Warrant Certificates on the date of such adjustment Warrant Certificates evidencing, subject to Section 10 hereof, the number of additional Warrants to which such Registered Holder shall be entitled as a result of such adjustment or, at the option of the Company, cause to be distributed to such Registered Holder in substitution and replacement for the Warrant Certificates held by it prior to the date of adjustment (and upon surrender thereof, if required by the Company) new Warrant Certificates evidencing the number of Warrants to which such Registered Holder shall be entitled after such adjustment.

               (c) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that each holder of a Warrant then outstanding shall have the right thereafter, by exercising such Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been purchased upon exercise of such Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

               (d) Irrespective of any adjustments or changes in the Purchase Price or the number of shares of Common Stock purchasable upon exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant



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Certificates pursuant to Section 2(c) hereof, continue to express the Purchase
Price per share and the number of shares purchasable thereunder as the Purchase Price per share, and the number of shares purchasable were expressed in the Warrant Certificates when the same were originally issued.

               (e) After each adjustment of the Purchase Price pursuant to this
Section 8, the Company will promptly prepare a certificate signed by the Chairman, Chief Executive Officer or Chief Financial Officer, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Purchase Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant after such adjustment, and, if the Company shall have elected to adjust the number of Warrants, the number of Warrants to which the registered holder of each Warrant shall then be entitled, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly cause a brief summary thereof to be sent by ordinary first class mail to each Registered Holder of Warrants at its last address as it shall appear on the registry books of the Company. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the holder to whom the Company failed to mail such notice, or except as to the holder whose notice was defective. The affidavit of the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

               (f) For purposes of Section 8(a) and 8(b) hereof, the following provisions (A) to (F) shall also be applicable:

                      (A) The number of shares of Common Stock outstanding at
               any given time shall include shares of Common Stock owned or held by or for the account of the Company and the sale or issuance of such treasury shares or the distribution of any such treasury shares shall not be considered a Change of Shares for purposes of said sections.

                      (B) No adjustment of the Purchase Price shall be made
               unless such adjustment would require an increase or decrease of at least $.10 in such price; provided that any adjustments which by reason of this clause (B) are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment(s) so carried forward, shall require an increase or decrease of at least $.10 in the Purchase Price then in effect hereunder.



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                      (C) In case of (1) the sale by the Company for cash of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or any securities convertible into or exchangeable for Common Stock without the payment of any further consideration other than cash, if any (such convertible or exchangeable securities being herein called "Convertible Securities"), or (2) the issuance by the Company, without the receipt by the Company of any consideration therefor, of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, in each case, if (and only if) the consideration payable to the Company upon the exercise of such rights, warrants or options shall consist of cash, whether or not such rights, warrants or options, or the right to convert or exchange such Convertible Securities, are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the minimum aggregate consideration payable to the Company upon the exercise of such rights, warrants or options, plus the consideration received by the Company for the issuance or sale of such rights, warrants or options, plus, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration, if any, other than such Convertible Securities, payable upon the conversion or exchange thereof, by
               (y) the total maximum number of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities issuable upon the exercise of such rights, warrants or options) is less than the Market Price of the Common Stock on the date of the issuance or sale of such rights, warrants or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (as of the date of the issuance or sale of such rights, warrants or options) shall be deemed to be outstanding shares of Common Stock for purposes of Sections 8(a) and 8(b) hereof and shall be deemed to have been sold for cash in an amount equal to such price per share.

                      (D) In case of the sale by the Company for cash of any
               Convertible Securities, whether or not the right of conversion or exchange thereunder is immediately



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               exercisable, and the price per share for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount of consideration received by the Company for the sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, other than such Convertible Securities, payable upon the conversion or exchange thereof, by
               (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of such convertible Securities) is less than the Market Price of the Common Stock on the date of the sale of such Convertible Securities, then the total maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities (as of the date of the sale of such Convertible Securities) shall be deemed to be outstanding shares of Common Stock for purposes of Sections 8(a) and 8(b) hereof and shall be deemed to have been sold for cash in an amount equal to such price per share.

                      (E) If the exercise or purchase price provided for in any
               right, warrant or option referred to in (C) above, or the rate at which any Convertible Securities referred to in (C) or (D) above are convertible into or exchangeable for Common Stock, shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Purchase Price then in effect hereunder shall forthwith be readjusted to such Purchase Price as would have obtained (1) had the adjustments made upon the issuance or sale of such rights, warrants, options or Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities, (2) had adjustments been made on the basis of the Purchase Price as adjusted under clause (1) for all transactions (which would have affected such adjusted Purchase Price) made after the issuance or sale of such rights, warrants, options or Convertible Securities, and (3) had any such rights, warrants, options or Convertible Securities then still outstanding been originally issued or sold at the time of such change. On the expiration of any such right, warrant or option or the termination of any such right to convert or exchange any such Convertible Securities, the Purchase Price then in effect hereunder shall forthwith be readjusted to such Purchase Price as would



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               have obtained (a) had the adjustments made upon the issuance or sale of such rights, warrants, options or Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities and (b) had adjustments been made on the basis of the Purchase Price as adjusted under clause (a) for all transactions (which would have affected such adjusted Purchase Price) made after the issuance or sale of such rights, warrants, options or Convertible Securities.

                      (F) In case of the sale for cash of any shares of Common
               Stock, any Convertible Securities, any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, the consideration received by the Company therefore shall be deemed to be the gross sales price therefor without deducting therefrom any expense paid or incurred by the Company or any underwriting discounts or commissions or concessions paid or allowed by the Company in connection therewith.

               (g) No adjustment to the Purchase Price of the Warrants or to the number of shares of Common Stock purchasable upon the exercise of each Warrant will be made, however,

                   (i) upon the exercise of any of the options presently
               outstanding whether issued pursuant to the Merger Agreement or under the Company's Stock Option Plans (the "Plans") for officers, directors and certain other key personnel of, and consultants to, the Company; or

                  (ii) upon the grant or exercise of any other options which may hereafter be granted or exercised under the Plans or under any other employee benefit plan of the Company; or

                 (iii) upon the issuance or sale of Common Stock or Convertible
               Securities upon the exercise of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, whether or not such rights, warrants or options were outstanding on the date of the original sale of the Warrants or were thereafter issued or sold; or



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                  (iv) upon the issuance or sale of Common Stock upon conversion or exchange of any Convertible Securities, whether or not any adjustment in the Purchase Price was made or required to be made upon the issuance or sale of such Convertible Securities and whether or not such Convertible Securities were outstanding on the date of the original sale of the Warrants or were thereafter issued or sold; or

                  (vi) upon any amendment to or change in the terms of any
               rights or warrants to subscribe for or purchase, or options for the purchase of, Common Stock or Convertible Securities or in the terms of any Convertible Securities, including, but not limited to, any extension of any expiration date of any such right, warrant or option, any change in any exercise or purchase price provided for in any such right, warrant or option, any extension of any date through which any Convertible Securities are convertible into or exchangeable for Common Stock or any change in the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than rights, warrants, options or Convertible Securities issued or sold after the close of business on the date of the original issuance of the Warrants (i) for which an adjustment in the Purchase Price then in effect was theretofore made or required to be made, upon the issuance or sale thereof, or (ii) for which such an adjustment would have been required had the exercise or purchase price of such rights, warrants or options at the time of the issuance or sale thereof or the rate of conversion or exchange of such Convertible Securities, at the time of the sale of such Convertible Securities, or the issuance or sale of rights or warrants to subscribe for or purchase, or options for the purchase of, such Convertible Securities, been the price or rate as changed, in which case the provisions of Section 8(f)(E) hereof shall be applicable if, but only if, the exercise or purchase price thereof, as changed, or the rate of conversion or exchange thereof, as changed, consists of cash or requires the payment of additional consideration, if any, consisting of cash and the Company did not receive any consideration other than cash, if any, in connection with such change).

               (h) As used in this Section 8, the term "Common Stock" shall mean and include the Company's Common Stock authorized on the date of the original issue of the Warrants and shall also include any capital stock of any class of the Company thereafter authorized which shall not be limited to a fixed sum or



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percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Company; provided, however, that the shares issuable upon exercise of the Warrants shall include only shares of such class designated in the Company's Certificate of Incorporation, as amended, as Common Stock on the date of the original issue of the Warrants or (i), in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in Section 8(c) hereof, the stock, securities or property provided for in such section or (ii), in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon exercise of the Warrants as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.

               (i) Any determination as to whether an adjustment in the Purchase Price in effect hereunder is required pursuant to Section 8, or as to the amount of any such adjustment, if required, shall be binding upon the holders of the Warrants and the Company if made in good faith by the Board of Directors of the Company.

               (j) If and whenever the Company shall declare any dividends or distributions or grant to the holders of Common Stock, as such, rights or warrants to subscribe for or to purchase, or any options for the purchase of, Common Stock or securities convertible into or exchangeable for or carrying a right, warrant or option to purchase Common Stock, the Company shall notify each of the then Registered Holders of the Warrants of such event prior to its occurrence to enable such Registered Holders to exercise their Warrants and participate as holders of Common Stock in such event.

               SECTION 9. Redemption.

               (a) On not less than thirty (30) days' notice given at any time after the date hereof (the "Redemption Notice"), to Registered Holders of the Warrants being redeemed, the Warrants may be redeemed, at the option of the Company, at a redemption price of $0.25 per Warrant, provided the Market Price of the Common Stock shall equal or exceed $13.50 per share (the "Target Price"), subject to adjustment as set forth in Section 9(f), below. All Warrants must be redeemed if any are redeemed. For purposes of this Section 9, the Calculation Date shall mean a date within 15 days of the mailing of the Redemption Notice. The date fixed for redemption of the Warrants is referred to herein as the "Redemption Date".

               (b) If the conditions set forth in Section 9(a) are met, and the Company desires to exercise its right to redeem the Warrants, it shall mail a Redemption Notice to each of the Registered Holders of the Warrants to be redeemed, first class, postage prepaid, not later than the thirtieth day before the date fixed for redemption, at their last address as shall appear on the records maintained pursuant to Section 6(b). Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice.

               (c) The Redemption Notice shall specify (i) the redemption price,
(ii) the Redemption Date, (iii) the place where the Warrant Certificates shall be delivered and the redemption price paid, (iv) that the right to exercise the Warrant shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Registered Holder (a) to whom notice was not mailed or (b) whose notice was defective. An affidavit of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

               (d) Any right to exercise a Warrant shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the Redemption Date. On and after the Redemption Date, Registered Holders of the Warrants shall have no further rights except to receive, upon surrender of the Warrant, payment of the Redemption Price.

               (e) From and after the Redemption Date, the Company shall, at the place specified in the Redemption Notice, upon presentation and surrender to the Company by or on behalf of the Registered Holder thereof of one or more Warrant Certificates evidencing Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such Registered Holder a sum in cash equal to the Redemption Price of each such Warrant. From and after the Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants shall expire and become void and all rights hereunder and under the Warrant Certificates, except the right to receive payment of the Redemption Price, shall cease.

               (f) If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, the Target Price shall be proportionally adjusted by the ratio which the total number of shares of Common Stock outstanding immediately prior to such event bears to the total number of shares of Common Stock to be outstanding immediately after such event.

               SECTION 10. Registration Under The Securities Act of 1933.

               The Company agrees to register for resale the shares of Common Stock issued or issuable upon exercise of Warrants under the Securities Act of 1933, as amended (the "Act"), as set forth below.

               10.1 Demand Registration.

               (a) If at any time after the Exercise Date, but not more than five (5) years from the Expiration Date, the Company shall receive a written request therefor (the "Demand Notice") from holders (the "Requesting Holders") of Warrants Shares (or Warrants exercisable to acquire Warrant Shares) equal to 50% or more of the aggregate number of Warrant Shares issuable upon exercise of all of the Warrants ("Registrable Securities"), the Company shall prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement under the Act covering the Registrable Securities which are the subject of such request and shall use its reasonable best efforts to cause such registration statement to become effective. In addition, upon the receipt of such request, the Company shall promptly give written notice to all other record holders of Registrable Securities that such registration is to be effected. The Company shall include in such registration statement such Registrable Securities for which it has received written requests to register by such other record holders within thirty (30) days after the delivery of the Company's written notice to such other record holders.

               (b) In the event that at the time of the Demand Notice the Company is in the process of preparing a registration statement under the Act relating to an underwritten public offering, then no holder of securities of the Company, including Requesting Holders, may include securities in such registration if in the good faith judgment of the managing underwriter of such public offering the inclusion of such securities would interfere with the successful marketing of the securities being underwritten. Shares to be excluded from an underwritten public offering shall be selected in a manner provided in
Section 10.2 below. To the extent only a portion of the Registrable Securities held by a Requesting Holder is included in the underwritten public offering, a registration statement covering those Registrable Securities which are excluded from the underwritten public offering will be filed within 180 days of the consummation of the underwritten public offering.

               (c) The obligation of the Company under this Section 10.1 shall be limited to one registration statement. The Company shall pay the expenses described in Section 10.10 for the registration statement filed pursuant to this
Section 10.1, except for underwriting discounts and commissions and legal fees of the Requesting Holders, which shall be borne by the Requesting Holders.

               10.2 "Piggyback" Registration Rights.

               (a) From and after the Exercise Date, and until such time as the Registrable Securities are freely salable (without restriction) under Rule 144 promulgated under the Act, if the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Act in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than a registration statement on Form S-4, S-8 or other limited purpose form), the Company will give written notice of its determination to all record holders of the Registrable Securities. Upon the written request from the Requesting Holders, (as defined in Section 10.1) within twenty (20) days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all such Registrable Securities to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Securities to be so registered; provided, further, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration. If any registration pursuant to this Section 10.2 shall be underwritten in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this Section 10.2 be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In the event that the Registrable Securities requested for inclusion pursuant to this Section 10.2 together with any other shares which have similar piggyback registration rights (such shares and the Registrable Securities being collectively referred to as the "Requested Stock") would, in the good faith judgment of the managing underwriter of such public offering, reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock offered by the Company, the number of shares of Requested Stock otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the holders thereof requesting such registration or excluded in their entirety if so required by the underwriter. To the extent only a portion of the Requested Stock is included in the underwritten public offering, those shares of Requested Stock which are thus excluded from the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed 180 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering. A registration statement covering those shares of Requested Stock excluded from the underwritten offering will be filed within 180 days of the consummation of the underwritten public offering.

               (b) The obligation of the Company under this Section 10.2 shall be unlimited to the number of registration statements.

               10.3 Registration Procedures.

               (a) If and whenever the Company is required by the provisions of
Section 10.1 or 10.2 to effect the registration of Registrable Securities under the Act, the Company will:

                             (i) prepare and file with the SEC a registration
statement with respect to such securities, and use its reasonable best efforts to cause such registration statement to become and remain effective until the Registrable Securities are freely salable without the volume limitations of Rule 144;

                             (ii) prepare and file with the SEC such amendments
to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective until the Registrable Securities are freely salable without the volume limitations of Rule 144;

                             (iii) furnish to the security holders participating
in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

                             (iv) use its reasonable best efforts to register or
qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating holders may reasonably request in writing within twenty (20) days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

                             (v) notify the security holders participating in
such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                             (vi) notify such holders promptly of any request by
the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

                             (vii) prepare and file with the SEC, promptly upon
the request of any such holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders (and concurred in by counsel for the Company), is required under the Act or the rules and regulations thereunder in connection with the distribution of Common Stock by such holder;

                             (viii) prepare and promptly file with the SEC and
promptly notify such holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

                             (ix) advise such holders, promptly after it shall
receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

               10.4 Expenses.

               (a) With respect to each registration requested pursuant to
Section 10.1 hereof, and with respect to each inclusion of Registrable Securities in a registration statement pursuant to Section 10.2 hereof, all fees, costs and expenses of and incidental to such registration, inclusion and public offering (as specified in paragraph (b) below) in connection therewith shall be borne by the Company, provided, however, that any security holders participating in such registration shall bear their pro rata share of the underwriting discount and commissions and transfer taxes.

               (b) The fees, costs and expenses of registration to be borne by the Company as provided in paragraph (a) above shall include, without limitation, all registration, filing, and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified (except as provided in 10.4(a)). Fees and disbursements of counsel and accountants for the selling security holders and any other expenses incurred by the selling security holders not expressly included above shall be borne by the selling security holders.

               10.5 Indemnification.

               (a) The Company will indemnify and hold harmless each holder of Registrable Securities which are included in a registration statement pursuant to the provisions of Sections 10.1 or 10.2, its directors and officers, and any underwriter (as defined in the Act) for such holder and each person, if any, who controls such holder or such underwriter within the meaning of the Act, from and against, and will reimburse such holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such holder or any such underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expenses arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

               (b) Each holder of Registrable Securities included in a registration pursuant to the provisions of Sections 10.1 or 10.2 will indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of such holder specifically for use in the preparation thereof.

               (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 10.5 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph
(a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or in addition to those available to the indemnified party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence,
(ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

               SECTION 11. Fractional Warrants and Fractional Shares.

               (a) If the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Section 8 hereof, the Company shall nevertheless not be required to issue fractions of shares of Common Stock, upon exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share of Common Stock called for upon any exercise of a Warrant, the Company may, in its sole discretion issue one additional whole share of Common Stock, or otherwise shall pay to the Registered Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

                      (1) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market or Nasdaq SmallCap Market, the current market value shall be the last reported sale price of the Common Stock on such exchange on the last trading day prior to the date of exercise of the applicable Warrant or if no such sale is made on such day or no last reported sale price is quoted, the average of the closing bid and asked prices for such day on such exchange or system; or

                      (2) If the Common Stock is listed in the over-the-counter
               market (other than on Nasdaq) or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

                      (3) If the Common Stock is not so listed or
               admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

               SECTION 12. Warrant Holders Not Deemed Stockholders. No Registered Holder of Warrants shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Registered Holder of Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Registered Holder shall have exercised such an applicable Warrant and been issued shares of Common Stock with respect thereto in accordance with the provisions hereof.

               SECTION 13. Rights of Action. All rights of action with respect to this Agreement are vested in the respective Registered Holders of the Warrants, and any Registered Holder of a Warrant, without consent of the Company or of the holder of any other Warrant, may, on its own behalf and for its benefit, enforce against the Company his right to exercise its Warrant for the purchase of shares of Common Stock in the manner provided in the Warrant Certificate and this Agreement.

               SECTION 14. Agreement of Warrantholders. Every holder of a Warrant, by its acceptance thereof, consents and agrees with the Company, and every other holder of a Warrant that:

               (a) The Warrants are transferable only on the registry books of the Company by the Registered Holder thereof in person or by its attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the Corporate Office of the Company, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Company, in its sole discretion, together with payment of any applicable transfer taxes; and

               (b) The Company may deem and treat the person in whose name the Warrant Certificate is registered as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and the Company shall not be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in Section 7 hereof.

               SECTION 15. Cancellation of Warrant Certificates. If the Company shall purchase or acquire any Warrant or Warrants, the Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be cancelled by the Company and retired; the Company shall also cancel Common Stock following exercise of any or all of the Warrants represented thereby or delivered to it for transfer, splitup, combination or exchange.

               SECTION 16. Modification of Agreement. This Agreement may be modified, supplemented or altered with the consent in writing of the Registered Holders of Warrant Certificates representing not less than 50% of the Warrants then outstanding; and provided, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or the Purchase Price therefor, or the acceleration of the Warrant Expiration Date, shall be made without the consent in writing of the Registered Holder of the Warrant Certificate representing such Warrant, other than as otherwise provided herein.

               SECTION 17. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when mailed first class registered or certified mail, postage prepaid as follows: if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Company, which shall be initially the respective addresses set forth on Schedule 1; if to the Company, at 920 North Franklin Street, Suite 402, Chicago, IL 60610, Attention:
Paul F. Lavallee, Chief Executive Officer.

               SECTION 18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without reference to principles of conflict of laws.

               SECTION 19. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company (and its successors and assigns) and the Registered Holders from time to time of Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

               SECTION 20. Termination. This Agreement shall terminate on the earlier to occur of (i) the close of business on the Expiration Date of all the Warrants; or (ii) the date upon which all Warrants have been exercised.

               SECTION 21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which together shall constitute a single document.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.



                                    MICROSULIS MEDICAL CORPORATION



                                    By: ____________________________________
                                        Paul F. Lavallee
                                        Chief Executive Officer



                                 WARRANT HOLDERS

                                    EXHIBIT A

THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO, OR (2) RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. [THE EXERCISE, SALE, TRANSFER OR OTHER DISPOSITION OF THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS EXERCISE ARE SUBJECT TO CERTAIN SO-CALLED "LOCK-UP" RESTRICTIONS PURSUANT TO A STOCKHOLDERS AGREEMENT DATED _____________, 2000 AMONG THE ISSUER, THE ORIGINAL HOLDER OF

THIS WARRANT AND THE OTHER STOCKHOLDERS NAMED THEREIN. A COPY OF SUCH AGREEMENT MAY BE OBTAINED WITHOUT CHARGE BY CONTACTING THE ISSUER AT ITS ADDRESS SET FORTH HEREIN.]


No. W_________                                         _________________________
                                                               Warrants


                       VOID AFTER _________________, 2005

                        WARRANT CERTIFICATE FOR PURCHASE
                                 OF COMMON STOCK

                         MICROSULIS MEDICAL CORPORATION
                  (formerly named AccuMed International, Inc.)


               This certifies that FOR VALUE RECEIVED ________________________ or registered assigns (the "Registered Holder") is the owner of the number of Warrants ("Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $0.01 par value per share ("Common Stock") of (Microsulis Medical Corporation, a Delaware corporation (the "Company"), at any time commencing on _______________, 2000 and prior to the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Exercise Form on the reverse hereof properly completed and duly executed, at the corporate office of the Company, accompanied by payment of an amount equal to $6.75 (subject to adjustment) for each Warrant (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to Microsulis Medical Corporation.

               This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated ___________________, 2000 among the Company and the Warrantholders named therein pursuant to the Agreement and Plan of Merger dated November 16, 1999 and amended December 16, 1999, December 21, 1999 and December 22, 1999 among the Company, AccuMed Acquisition Sub and Microsulis Corporation.

               In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

               Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued in respect thereto. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver to the Registered Holder a new Warrant Certificate or Warrant Certificates of like tenor for the balance of such Warrants.

               The term "Expiration Date" shall mean 5:00 P.M. (New York time) on ___________________, 2005 or such earlier date as the Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

               This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Company, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment with any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

               Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any of the rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

               The Warrants represented hereby may be redeemed at the option of the Company, at a redemption price of $0.25 per Warrant at any time after the date hereof, provided the Market Price (as defined in the Warrant Agreement) for the Common Stock shall equal or exceed $13.50 per share. Notice of redemption shall be given not later than the thirtieth day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to the Warrants represented hereby except to receive the $0.25 in cash per Warrant upon surrender of this Warrant Certificate.

               Prior to due presentment for registration of transfer hereof, the Company may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company) for all purposes and shall not be affected by any notice to the contrary.

               This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Illinois without regard to the conflict of law provisions thereof.

               IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.


                                            MICROSULIS MEDICAL CORPORATION


                                            Dated:  ___________________, 2000


By: _____________________________
    Paul F. Lavallee, Chief
    Executive Officer


[seal]


Attest: ________________________
        Joyce L. Wallach
        Assistant Secretary

                               NOTICE OF EXERCISE


To Be Executed by the Registered Holder
in Order to Exercise Warrants

The undersigned Registered Holder hereby irrevocably elects to exercise ________ _________________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of:

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

______________________________________________________________
______________________________________________________________
______________________________________________________________
______________________________________________________________
[please print or type name and address]


and be delivered to

______________________________________________________________
______________________________________________________________
______________________________________________________________
______________________________________________________________
[please print or type name and address]

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated above.

The undersigned represents that the exercise of the within Warrant was solicited by a member of the National Association of Securities Dealers, Inc. If not solicited by an NASD member, please write "unsolicited" in the space below.

______________________________________
(Name of NASD Member)

Dated:_________________________

X__________________________

___________________________

___________________________
Address

______________________________________
Taxpayer Identification Number

______________________________________
Signature Guaranteed

THE SIGNATURE TO THE ASSIGNMENT OR THE EXERCISE NOTICE MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.

ASSIGNMENT


To Be Executed by the Registered Holder
in Order to Assign Warrants


FOR VALUE RECEIVED, ___________________ hereby sells, assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

__________________________________________
__________________________________________
__________________________________________
__________________________________________
[please print or type name and address]





_________________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints
____________________________________ _______________________________ Attorney to
transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.


Dated:____________________

X_________________________

Signature Guaranteed


__________________________


THE SIGNATURE TO THE ASSIGNMENT OR THE EXERCISE NOTICE MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.